UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 2, 2014

Bay Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2328 West Joppa Road, Suite 325, Lutherville, MD	21093
(Address of principal executive offices)	(Zip Code)

(410) 494-2580
Registrant's telephone number, including area code

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

Effective January 2, 2014, Bay Bank, F.S.B. (the "Bank"), the wholly-owned subsidiary of Bay Bancorp, Inc. (the "Company"), appointed Larry D. Pickett and Russ McAtee to serve as its Executive Vice President – Chief Financial Officer and Executive Vice President – Chief Retail Banking Officer, respectively. Mr. Pickett was also appointed to serve as the Company's Chief Financial Officer as well. A copy of the Company's press release announcing the appointments is filed herewith as Exhibit 99.1.

Between August 2008 and his appointment by the Bank and the Company, Mr. Pickett, age 52, served as the Vice President of Financial Planning, Profitability and Analysis for Susquehanna Bancshares, Inc., located in Lititz, Pennsylvania. In this position, Mr. Pickett was responsible for the financial operations of the $18 billion regional banking organization. His responsibilities included strategic planning, budgeting, forecasting, balance sheet management, evaluation of bank and branch acquisition opportunities and monthly/quarterly narration of bank financial performance and projected performance. He was also responsible for supplying divisional, regional, business line, customer and officer profitability and was a member of the Corporate Asset Liability Committee. Prior to that, between March 2006 and August 2008, Mr. Pickett was the Chief Financial and Chief Risk Officer of Susquehanna Bank in Hunt Valley, Maryland, a $3 billion community bank, where he was responsible for budgeting, forecasting and strategic planning, oversaw the bank's credit division, was a voting member of loan committee, and served as the chairman of the bank's ALCO, Audit and Pricing Committees. He was also responsible for the implementation and ongoing management of Susquehanna Bank's Sarbanes-Oxley Act compliance program.

Mr. McAtee, age 55, served as the Chief Operating Officer of Andrews Federal Credit Union in Suitland, Maryland, between 2010 and his appointment by the Bank, where he oversaw marketing, lending, retail, operations and human resources. During this time, the credit union achieved double digit growth in lending, membership and deposits and was in the top quartile of its peer group. Mr. McAtee was also responsible for systems upgrades and other process improvement initiatives that drove significant productivity improvements and reductions in expenses. Prior to joining Andrews Federal Credit Union, from 2008 to 2010, Mr. McAtee served as a Senior Vice President for Mortgage Banking at Chevy Chase Bank (later Capital One Financial) in McLean, Virginia. Mr. McAtee was recruited by that bank's chief executive officer to address severe asset quality and loss challenges in its mortgage division. There, he directed strategic planning and loan servicing to minimize losses from the mortgage division and to streamline processes. He also developed and implemented risk management strategies and was responsible for interfacing with banking regulators. From 1996 to 2008, Mr. McAtee served as the Senior Vice President for Consumer & Retail Lending for Chevy Chase Bank, where he had full profit and loss responsibility for the division and led efforts to grow the division to a point where it was generating 30% the bank's managed assets. In this capacity, Mr. McAtee oversaw marketing, business development, sales, credit policy, risk/financial management, IT, operations, compliance, servicing and collections.

In connection with their appointments, Messrs. Pickett and McAtee entered into employment agreements with the Bank (each, an "Employment Agreement"). Each of the Employment Agreements provides for, among other things, (i) the payment of an annual salary of $210,000, (ii) eligibility to receive an annual cash performance bonus of up to 25% of the officer's then-current annual salary level, (iii) eligibility to receive an annual stock performance bonus of up to 20% of the officer's then-current annual salary level, to be paid in shares of the Company's common stock, (iv) the grant of an option to purchase 50,000 shares of the Company's common stock, of which 20% will be vested as of the grant date and the remaining portion will vest at the rate of 20% per year, (v) $300,000 in group term life insurance coverage, and (vi) participation in the Bank's standard employee benefit plans. In addition, Mr. McAtee's Employment Agreement calls for a one-time signing bonus of $30,000 to be paid in cash within 30 days of his appointment. The officers' entitlement to the cash performance bonus and stock performance bonus will be determined based on the degree to which criteria relating to both the Bank's performance as a whole and their individual performance are satisfied. These criteria will be established from time to time by the Compensation Committee of the Company's Board of Directors. The stock options will be evidenced by the Company's form of Stock Option Agreement and granted under its 2007 Equity Plan.

Each of the Employment Agreements has an initial term that will expire on December 31, 2014, subject to automatic renewal for successive one-year terms unless either party delivers written notice to the other party at least 90 days prior to the current term's expiration date of an intention not to renew the employment relationship. An officer's employment under his Employment Agreement may be terminated prior to the expiration of its then-current term by either party to the Employment Agreement upon notice of such termination to the other party. If the Bank terminates the officer's employment without "Cause" (as defined in the Employment Agreement) and not because of the officer's death or disability or in connection with a "Change in Control" (as defined in the Employment Agreement), or if the officer terminates his employment for "Good Reason" (as defined in the Employment Agreement) other than in connection with a Change in Control, then (i) subject to the officer's execution, delivery and non-revocation of a general release and the satisfaction of certain other conditions, the officer will be entitled to cash severance equal to six months' base salary, which will be paid in six equal monthly installments and (ii) the officer will be entitled to continue his participation in the Bank's medical plan during the period that the severance is paid. If the Bank experiences a Change in Control and the officer's employment is terminated within 180 days of such Change in Control by the Bank without Cause and not because of his death or disability or by the officer for Good Reason, then (i) subject to the officer's execution, delivery and non-revocation of a general release and the satisfaction of certain other conditions, the officer will be entitled to receive a lump sum cash severance payment equal to 100% of his then-current base salary, (ii) the officer will be entitled to continue his participation in the Bank's medical plan for 12 months after the termination of his employment, and (iii) the unvested portion of all outstanding stock options held by the officer will automatically vest and become exercisable in accordance with the terms of those option awards. Except in the case of a termination by the Bank for Cause, the termination of an officer's employment will also entitle him to receive a cash payment representing the value of his accrued but unused vacation days.

The Employment Agreements contain representations and warranties by the officers, covenants regarding confidentiality of Bank information, the return of Bank property upon termination, and competition with the Bank and solicitation of its business relationships, and other provisions that are customary for this type of employment agreement.

The foregoing discussion of the Employment Agreements is intended only as a summary of their material terms and is qualified in its entirety by the terms of the Employment Agreements. Pursuant to Item 601(b)(10) of the Securities and Exchange Commission's Regulation S-K, the Company will file copies of the Employment Agreements as exhibits to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

Neither Mr. Pickett nor Mr. McAtee, nor any of their respective affiliates, has been or is a party to a transaction or series of related transactions with the Company and/or its affiliates of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bay Bancorp, Inc. (Registrant)
January 7, 2014 (Date)	By:	/s/ KEVIN B. CASHEN Kevin B. Cashen President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 7, 2014 (filed herewith)